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                                                                   EXHIBIT 23.1

                      CONSENT OF COOPERS & LYBRAND L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of The Colonial BancGroup, Inc. listed below of our report dated February 27, 1998 on our audits of the consolidated financial statements of The Colonial BancGroup, Inc. and Subsidiaries, as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1997.

                         Registration Statements on
                         Form S-3
                              Registration Numbers:
                            33-5665           333-25463
                           33-62071

                         Registration Statements on
                         Form S-4
                              Registration Numbers:
                           333-26537          333-39277
                           333-32163          333-39267
                           333-39283

                         Registration Statements on
                         Form S-8
                              Registration Numbers:
                            2-89959            33-63347
                           33-11540            33-78118
                           33-13376           333-10475
                           33-41036           333-11255
                           33-47770

                         Post-Effective Amendment No. 2
                         on Form
                         S-8 to Registration Statements
                         on Form S-4
                              Registration Numbers:
                           333-14703          333-16481
                           333-14883          333-20291

Montgomery, Alabama
March 27, 1998